UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2010

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 annual meeting of stockholders of PharmAthene, Inc. (“the Company”), held on June 23, 2010 (the “2010 Annual Meeting”), the holders of the Company’s common stock and 10% Notes voted to elect each of the following directors to serve until the 2011 annual meeting and until his successor is elected and qualifies:

Director	Votes For	Votes Withheld	Broker Non-Votes
John Pappajohn	11,758,623	71,091	9,720,062
John Gill	11,770,549	59,165	9,720,062
Joel McCleary	11,772,549	57,165	9,720,062
Eric I. Richman	11,811,323	18,391	9,720,062
Jeffrey W. Runge, M.D.	11,809,923	19,791	9,720,062
Mitchel Sayare, Ph.D.	11,810,923	18,791	9,720,062
Derace L. Schaffer, M.D.	11,810,823	18,891	9,720,062
James H. Cavanaugh, Ph.D.*	6,584,063	0	N/A
Steven St. Peter, M.D.*	6,584,063	0	N/A

*  Noteholder Director.  “Votes For” denotes the aggregate number of shares underlying the 10% Notes that were voted for the nominee.

At the 2010 Annual Meeting, the Company’s stockholders also voted to ratify (by a vote of 21,286,874 to 42,591, with 220,311 votes abstaining) the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: June 29, 2010	By:	/s/ Jordan P. Karp
Jordan P. Karp
Senior Vice President, General Counsel and Secretary